UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report  (Date of earliest event reported):  April 29, 2007

Hawaiian Telcom Communications, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-131152	16-1710376
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification Number)

1177 Bishop Street

Honolulu, Hawaii  96813

(Address of principal executive offices)

808-546-4511

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On April 29, 2007, Hawaiian Telcom Communications, Inc. (the “Company”) and Hawaiian Telcom Services Company, Inc., a wholly-owned subsidiary of the Company (“HTSC”), entered into a Purchase Agreement (the “Purchase Agreement”) with CBD Investor, Inc., a Delaware corporation that is a wholly-owned indirect subsidiary of Local Insight Media, L.P. (“CBD”), pursuant to which CBD will purchase the directory publishing business of HTSC for a purchase price of $435 million, subject to adjustments relating to working capital.

The Purchase Agreement provides for HTSC to contribute the assets and liabilities relating to its directory publishing business to Directory Co., LLC, a newly-formed Delaware limited liability company wholly owned by HTSC (“Directory Co.”), followed by the sale of all of the membership interests in Directory Co. to CBD (or its affiliate).  The Purchase Agreement contains customary representations, warranties and covenants, and provides for HTSC and CBD to indemnify each other for breaches of representations and warranties (subject to a cap, in the case of HTSC’s indemnification obligations).  The sale of the directory publishing business is not subject to a financing condition, but is subject to other conditions set forth in the Purchase Agreement, including the approval of the Public Utilities Commission of the State of Hawaii and the termination or expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

In connection with the closing of the transactions contemplated by the Purchase Agreement, Hawaiian Telcom, Inc., a wholly-owned subsidiary of the Company, will enter into continuing commercial arrangements with CDB (or its affiliate) relating to the directory publishing business, including but not limited to a 50-year publishing agreement pursuant to which CBD (or its affiliate) will serve as the exclusive official publisher of telephone directories on behalf of Hawaiian Telcom, Inc.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement which is attached as Exhibit 10.1 to this report and incorporated herein by reference.  A copy of the press release announcing the sale of the directory publishing business is attached as Exhibit 99.1 to this report.

Statements in this Form 8-K and the attached exhibits that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve a number of risks and uncertainties that could cause actual results to differ materially from those expressed or implied by the forward-looking statements. Factors that could cause actual results to differ materially from those contemplated by the forward-looking statements include, without limitation, those described in Item 1A, “Risk Factors,” of the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2006.

Item 9.01.         Financial Statements and Exhibits

(d)     Exhibits

10.1	Purchase Agreement, dated as of April 29, 2007, by and among Hawaiian Telcom Communications, Inc., Hawaiian Telcom Services Company, Inc. and CBD Investor, Inc.

99.1	Press release dated May 1, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 3, 2007
HAWAIIAN TELCOM COMMUNICATIONS, INC.

/s/ Alan M. Oshima
Alan M. Oshima
Senior Vice President, General Counsel and
Secretary